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               AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13D
               ------------------------------------------------

     The undersigned agree that Amendment No. 2 to the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each one of them pursuant to Rule 13d-1(f)(1)(iii). This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one instrument.


Dated: July 11, 1997

                                           /s/ George D. Johnson, Jr.
                                           -------------------------------
                                           George D. Johnson, Jr.

                                       GDJ, JR. INVESTMENT CORPORATION

                                       By: /s/ George D. Johnson, Jr.
                                           -------------------------------
                                           George D. Johnson, Jr.
                                           Chairman and Vice President

                                       GDJ, JR. INVESTMENTS LIMITED
                                       PARTNERSHIP

                                       By: GDJ, Jr. Investment Corporation,
                                           its general partner

                                       By: /s/ George D. Johnson, Jr.
                                           -------------------------------
                                           George D. Johnson, Jr.
                                           Chairman and Vice President